Indemnity Agreement

This Indemnity Agreement is made and entered into as of March 23, 2005, by and between MainStreet BankShares, Inc., a Virginia bank holding company ("MainStreet") and Smith River Community Bank, National Association, a national banking association ("Bank").

Whereas, Bank was formerly a wholly owned subsidiary of MainStreet and MainStreet has sold all of its hares in the Bank to Argentum Capital Management, LLC and/or its assignees ("Argentum");

Whereas, as a condition to such sale Argentum required MainStreet, and MainStreet was willing, to enter into this Indemnity Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties contained herein and one dollar and other valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    The parties have identified the loans more specifically set forth on Exhibit

    A hereto as indemnifiable loans provided that Bank has not made or permitted to be made on or after the Closing Date (as defined in Section 4 hereof) any modification in any term or condition of such loan without the prior express written consent of MainStreet (each a "Loan").

    MainStreet agrees that, in the event the Bank determines in accordance with its own general credit and accounting policies and industry standards to charge off a Loan (each a "Charge Off Loan"), MainStreet will acquire all of Bank's right, title and interest in the Charge Off Loan within a reasonable period of time not exceeding 45 days after notice thereof from

    Bank and subject to the terms and conditions hereof.

    A Charge Off Loan shall be eligible for purchase hereunder by MainStreet if (a) Bank has pursued normal collection efforts in line with the collection efforts made in the course of its business by Bank for loans comparable to the Charge Off Loan but which are not subject to acquisition by

    MainStreet; (b) Bank provides MainStreet with adequate records for review in advance reflecting the Charge Off Loan, the history of the

    Charge Off Loan and Bank's collection efforts with respect thereto; and

    (c) Bank endorses and otherwise assigns to MainStreet, without recourse or warranty, all promissory notes, agreements, documents and collateral rights, and guaranties with respect to the Charge Off Loan.

    Subject to the Cap (as hereinafter defined) MainStreet agrees to pay Bank the amount certified by Bank as the amount of Charge Off Loan which the

    Bank would, absent this Agreement, record as a charge off on its books and records less the amount of any interest and fees collected on the

    Charge Off Loan from and after the Closing Date (as defined in the Stock

    Purchase Agreement by and among Argentum Capital Management, LLC,

    MainStreet and Bank dated as of January 13, 2005) through and including the date MainStreet reacquires the Charge Off Loan from Bank.

    MainStreet shall not be obligated to make such payment, however, until a period not exceeding 15 days has passed from the date Bank complies with its obligations under Section 3(b) hereof and Bank has presented to

    MainStreet documentation in compliance with Bank's obligations under

    Section 3(c) hereof.

    Notwithstanding any other term hereof, MainStreet's aggregate and total liability hereunder with respect to all Loans shall not exceed a total of the principal balance on the Closing Date of the Loans plus reasonable out of pocket collection expenses incurred by Bank after the Closing Date under the terms relevant loan documents. ("Cap").

    MainStreet's obligations hereunder are expressly conditioned on Bank's being in compliance with, and not in breach of, its obligations under that certain Administrative Services Agreement between the parties hereto as of the date MainStreet would otherwise be required to acquire any Charge

    Off Loan hereunder.

    This Agreement shall be governed by the laws of the Commonwealth of

Virginia (excluding only its principles of conflict of laws).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

MainStreet BankShares, Inc.

By: /s/ C. R. McCullar

Title: President and CEO

Smith River Community Bank,

National Association

By: /s/ Ronald D. Haley

Title: President